CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports related to Consolidated Delivery & Logistics, Inc. and subsidiaries and the Combined Founding Companies dated March 19, 1996 included in Consolidated Delivery & Logistics, Inc.'s Form 10-K, File No. 0-26954 and to all references to our firm included in this registration statement.

Roseland, New Jersey                                    /s/ Arthur Andersen LLP
May 3, 1996                                                 Arthur Andersen LLP